UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2007

ReAble Therapeutics Finance LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd, Austin, Texas		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

ReAble Therapeutics, Inc. ("ReAble Therapeutics"), an affiliate of ReAble Therapeutics Finance LLC (the "Company"), DJO Incorporated ("DJO") and the other named defendants have entered into a memorandum of understanding with plaintiffs’ counsel in connection with two purported class action lawsuits filed in the California Superior Court, in the County of San Diego and consolidated as In re DJO Shareholder Litigation, Master File No: 37-2007-00074195-CU-BT-CTL.

Under the terms of the memorandum, ReAble Therapeutics, the other named defendants, and plaintiffs have agreed to settle the consolidated action subject to court approval. ReAble Therapeutics and the other defendants deny all allegations of wrongdoing, fault, liability or damage to the plaintiffs and the putative class in the consolidated action, deny that they are engaged in any wrongdoing or violation of law or breach of duty and believe they acted properly at all times. The memorandum provides for dismissal of the consolidated action with prejudice upon approval of a stipulation of settlement by the court. Pursuant to the terms of the memorandum, ReAble Therapeutics acknowledged that the consolidated action resulted in a decision to provide additional information to shareholders in the definitive proxy statement concerning the proposed merger and to modify certain terms in the merger agreement as described below, and agreed to pay certain attorneys’ fees, costs, and expenses incurred by the plaintiffs. ReAble Therapeutics does not make any admission that the supplemental disclosures are material.

Pursuant to the terms of the memorandum, the Company, Reaction Acquisition Merger Sub, Inc. and DJO have agreed that (i) notwithstanding Section 8.5(d) of the merger agreement, in the event that the merger agreement is terminated by the Company or DJO pursuant to Sections 8.2(a), 8.2(b) or 8.4(b) of the merger agreement, DJO shall be obligated to pay the termination fee only in the event that it enters into a definitive agreement with respect to, or consummates, a takeover proposal (as such term is defined in the merger agreement) within eight months (rather than twelve months) after such termination, and (ii) notwithstanding Section 6.2(g)(i)(A) of the merger agreement, the five calendar days period in the definition of notice period in the merger agreement shall be deemed to be three calendar days.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReAble Therapeutics Finance LLC

November 5, 2007	By:	/s/ Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President - General Counsel